CONSENT OF MEREDITH, CARDOZO, LANZ & CHIU, LLP - INDEPENDENT CERTIFIED PUBLIC
                                   ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Option Plan of our report dated August 20, 1998, relating to the 1997 consolidated financial statements and schedule of Pacific Magtron International Corp. appearing in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



/s/ Meredith, Cardozo, Lanz & Chiu, LLP

San Jose, California
June 9, 2000